UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31253 (Commission File Number)	77-0401273 (IRS Employer Identification Number)

800 W. El Camino Real

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 7, 2005, during remarks made at investor and securities analyst presentations, Pharsight Corporation’s Chief Financial Officer Cynthia Stephens indicated that, for the three months ended December 31, 2004, desktop software products revenues were $1.6 million. In addition, Ms. Stephens indicated that Pharsight’s PKS software products revenues were $1.8 million and that Pharsight’s DMX software revenues were $168,000.

This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the material they contain include material information that is not otherwise publicly available.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor President and Chief Executive Officer

Date: February 11, 2005